UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 6, 2005

MedQuist Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-19941	22-2531298
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Bishops Gate Blvd., Suite 300, Mt. Laurel, NJ		08054
(address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (856) 206-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.       Costs Associated with Exit or Disposal Activities.

MedQuist Inc. (the “Company”), in accordance with direction received from the Company’s board of directors, adopted a plan on October 6, 2005 to centralize and streamline the Company’s organizational and operational structure to better serve its customers.

The move toward a new structure and delivery model will be supported by the following actions:

•                  MedQuist will shift resources to a single national service delivery and support organization for all of the Company’s services and products, eliminating local service centers. The Company expects this transition to result in the consolidation of approximately forty facilities over the next twelve months.

•                  In conjunction with the shift to centralized customer service delivery, the Company’s national service delivery and support organization will, in the fourth quarter of this year, begin to implement its Qtinuum of Care initiative.

•                  To drive greater customer focus, the Company’s product management group will be moving under the direction of the Chief Technology Officer. Additionally, new products in the area of voice capture, speech recognition and on-premise transcription solutions will be introduced within the next twelve months.

•                  The Company’s Sales and Marketing organizations will be combined. As a result of this combination, the Senior Vice President - Marketing and Business Development and the Senior Vice President - Sales have separated from the Company.

The Company anticipates that all actions associated with the plan will be complete by the end of the third quarter of 2006, and that it will record restructuring charges in the range of $6.5 million to $8.5 million pre-tax, which includes the following components:

•                  Approximately $1.5 million in connection with employee severance payments; and

•                  Approximately $5 to $7 million in connection with facility exit costs.

The plan described herein does not contemplate reductions of, and the Company has no current intentions to reduce, its medical transcription workforce.  Rather, the Company will continue in its efforts to hire additional qualified transcriptionists.  Further, although the Company is consolidating its local service centers as described above, customer-facing teams, lead by account managers, will continue to coordinate customer support on the local level.  The customer-facing teams will work with and be supported by the Company’s centrally managed customer service organization.

A copy of the press release announcing the restructuring is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

The following exhibit is filed with this Form 8-K:

Exhibit No.	Description

99.1	Press Release dated October 10, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDQUIST INC.

Date: October 12, 2005	By:	/s/ Howard S. Hoffmann
Name: Howard S. Hoffmann
Title: Chief Executive Officer